Exhibit 21.1

Entity	Jurisdiction of Incorporation	D/B/A Jurisdiction
345-30 Partners, LLC	Delaware
345-40 Partners, LLC	Delaware
345-50 Partners, LLC	Delaware
345-Lux EUR Partners, LLC	Delaware
345-Lux GBP Partners, LLC	Delaware
42-16 Partners, LLC	Delaware
643 Single Family Finco 2014, LLC	Delaware
Ambassador CAD Holdings, LLC	Delaware
Ambassador EUR Holdings, LLC	Delaware
Ambassador GBP Holdings, LLC	Delaware
Bellevue Office Finco 2015, LLC	Delaware
Canada Office Portfolio Finco 2014, LLC	Delaware
Capital Trust RE CDO 2004-1 Corp.	Delaware
Capital Trust RE CDO 2004-1 Ltd.	Cayman Islands
Capital Trust RE CDO Depositor Corp.	Delaware
CNL Hotel JV, LLC	Delaware
CT CDO 2004-1 Marcus Avenue Subsidiary LLC	Delaware
CT CDO III Corp.	Delaware
CT CDO III Ltd.	Cayman Islands
CT Legacy Asset, LLC	Delaware
CT Legacy Cayman, Ltd.	Cayman Islands
CT Legacy Holdings, LLC	Delaware
CT Legacy JPM SPV, LLC	Delaware
CT Legacy LXR Holdings, LLC	Delaware
CT Legacy Manager, LLC	Delaware
CT Legacy REIT Holdings, LLC	Delaware
CT OPI GP, LLC	Delaware
CT Public Preferred Trust I	Maryland
CT Public Preferred Trust II	Maryland
CT Public Preferred Trust III	Maryland
CT RE CDO 2004-1 Sub, LLC	Delaware
CT XLC Holding, LLC	Delaware
CTOPI Carried Interest CT Sub 1, LLC	Delaware
CTOPI Carried Interest CT Sub 2, LLC	Delaware
CTOPI Carried Interest CT Sub 3, LLC	Delaware
CTOPI Carried Interest CT Sub 4, LLC	Delaware
CTOPI Carried Interest Holdings, LLC	Delaware
De Vere Resorts Finco 2014, LLC	Delaware
Husky CAD Finco, LLC	Delaware
Husky EUR Finco, LLC	Delaware
Husky Finco, LLC	Delaware

Entity	Jurisdiction of Incorporation	D/B/A Jurisdiction
Husky UK Finco, LLC	Delaware
Magma Finco 12, LLC	Delaware
Magma Finco 13, LLC	Delaware
Molten Partners, LLC	Delaware
Parlex 1 Finance, LLC	Delaware
Parlex 10 Lux EUR Finco, S.a r.l.	Luxembourg
Parlex 10 Lux EUR Pledgeco, S.a r.l.	Luxembourg
Parlex 10 Lux GBP Finco, S.a r.l.	Luxembourg
Parlex 10 Lux GBP Pledgeco, S.a r.l.	Luxembourg
Parlex 11 Finco, LLC	Delaware
Parlex 14 Finco, LLC	Delaware
Parlex 2 Finance, LLC	Delaware
Parlex 2A Finco, LLC	Delaware
Parlex 3 Finance, LLC	Delaware
Parlex 4 Finance, LLC	Delaware
Parlex 4 UK Finco, LLC	Delaware
Parlex 5 Finco, LLC	Delaware
Parlex 5 Ken CAD Finco, LLC	Delaware
Parlex 5 Ken EUR Finco, LLC	Delaware
Parlex 5 Ken Finco, LLC	Delaware
Parlex 5 Ken ONT Finco, LLC	Delaware
Parlex 6 EUR Finco, LLC	Delaware
Parlex 6 UK Finco, LLC	Delaware
Parlex 7 Finco, LLC	Delaware
Parlex 8 UK Finco, LLC	Delaware
Parlex 9 Finco, LLC	Delaware
Parlex ONT Partners GP, LLC	Delaware
Parlex ONT Partners, LP	Canada
Q Hotels Finco 2014, LLC	Delaware
Tysons Corner Finance 2013, LLC	Delaware
Victor Coverage, LLC	Michigan
Victor Holdings I, LLC	Delaware
Victor Partners, LLC	Delaware